SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 20, 2016

IONIS PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-19125	33-0336973
(Commission File No.)	(IRS Employer Identification No.)

2855 Gazelle Court
Carlsbad, CA 92010
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (760) 931-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.	Other Events.

On December 20, 2016, Ionis Pharmaceuticals, Inc. (Nasdaq: IONS) (the “Company”) entered into separate privately negotiated exchange agreements with certain holders of its 2.75% Convertible Senior Notes due 2019 (the “2019 Notes”) to exchange in a private placement in reliance on Section 4(a)(2) and Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), $60.8 million in aggregate principal amount of 2019 Notes (the “Exchange Transactions”) for an estimated $182.7 million in aggregate principal amount (based on today’s closing price of the Company’s common stock of $51.92) of the Company’s 1.00% Convertible Senior Notes due 2021 (the “2021 Notes”), subject to the final exchange ratio (which is calculated by reference to the volume-weighted average closing price of the Company’s common stock over a five trading day period ending on December 28, 2016 (the “valuation  period”)).

The Company anticipates that the closings of the Exchange Transactions will occur on or about December 30, 2016.   The Company expects that the exchange holders will purchase shares of the Company’s common stock during the valuation period, which could increase (or reduce the size of any decrease in) the market price of the Company’s common stock.

Following the closings of the Exchange Transactions, $0.4 million in principal amount of the 2019 Notes will remain outstanding.

The new issuance of 2021 Notes will occur under the existing indenture related to the 2021 Notes, dated as of November 17, 2014, between the Company and Wells Fargo Bank, National Association, as trustee (the “Indenture”), and the terms of the new 2021 Notes will be the same as the existing 2021 Notes.

The description of the 2021 Notes and the Indenture is incorporated by reference to the Company’s Current Report on Form 8-K filed on November 21, 2014 and qualified in its entirety by reference to the text of the Indenture, a copy of which was attached as Exhibit 4.1 to such Current Report on Form 8-K.  The description of the exchange agreements, including the formula for determining the exchange ratio of 2021 Notes for 2019 Notes in the Exchange Transactions, is qualified in its entirety by reference to the form of exchange agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer to sell, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. These securities have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state laws.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Form of Exchange Agreement

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements regarding the expected closing and the terms of the Exchange Transactions. Such statements are subject to certain risks and uncertainties, including the ability to satisfy closing conditions specified in the exchange agreements. The Company’s forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although the Company’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by the Company. As a result, you are cautioned not to rely on these forward-looking statements. These and other risks concerning the Company are described in additional detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and its most recent Quarterly Report on Form 10-Q, which are on file with the SEC. Copies of these and other documents are available from the Company.

Ionis Pharmaceuticals™ is a trademark of Ionis Pharmaceuticals, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ionis Pharmaceuticals, Inc.

Dated: December 20, 2016	By:	/s/ B. Lynne Parshall
B. Lynne Parshall
Chief Operating Officer
and Director

INDEX TO EXHIBITS

99.1	Form of Exchange Agreement.